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                                                                     EXHIBIT 5.1

                                [M&T LETTERHEAD]

                               September 10, 1996

Devon Energy Corporation
20 North Broadway
Suite 1500
Oklahoma City, Oklahoma 73102-8260

Ladies and Gentlemen:

        Reference is made to your Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-00815). Unless otherwise defined herein, capitalized terms used herein are defined as set forth in the above-mentioned Registration Statement.

        We have examined the records of Devon Energy Corporation (the "Company") and of Devon Financing Trust (the "Trust"), have attended meetings of the Company's Board of Directors and made such other investigations as we have deemed appropriate in order to express the opinions set forth herein.

        Based on the foregoing, we are of the opinion that:

        1.  The 6-1/2% Convertible Junior Subordinated Debentures
("Subordinated Debentures") and the Preferred Securities Guarantee ("Guarantee"), as issued, are valid and binding obligations of the Company and each are enforceable against the Company, each in accordance with their terms.

        2. The 6-1/2% Convertible Preferred Securities ("Preferred Securities") have been legally issued, fully paid and are nonassessable by the Trust.

        3. The Common Stock when issued upon the conversion of the Subordinated Debentures or the Preferred Securities will be legally issued, fully paid and nonassessable by the Company.

        The opinions expressed herein as to the valid, binding and enforceable nature and the Subordinated Debentures and the Guarantee are subject to the exceptions that (i) enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors rights generally, and (ii) enforcement as subject to general principals of equity (regardless of whether enforcement is considered a proceeding in equity or at law).

        We hereby consent to the inclusion of this opinion as an exhibit to the above Registration Statement and to the reference to our firm under the caption "Legal Matters" and "United States Federal Income Taxation" in the Prospectus comprising a part of such Registration Statement.

                                Very truly yours,

                                McAFEE & TAFT A PROFESSIONAL
                                CORPORATION